                           CONSENT OF BANNER & ALLEGRETTI, LTD.

   We consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-2 and amendments thereto.

   We further consent to the incorporation by reference of this consent pursuant to Rule 439(b) under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b) under the Securities Act.


                                         /s/ BANNER & ALLEGRETTI, LTD.
                                         ---------------------------------
                                         By: /s/ Bradley J. Hulbert

10 S. Wacker Drive
Chicago, Illinois 60606
July 23, 1996